Exhibit 99.1

August 1, 2017
Press Release No. 1417
For Immediate Release:

Coherent, Inc. Reports Third Fiscal Quarter Results

SANTA CLARA, CA, August 1, 2017 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its third fiscal quarter ended July 1, 2017.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Nine Months Ended
	July 1, 2017	April 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
GAAP Results
(in millions except per share data)
Net sales	$464.1	$422.8	$218.8	$1,233.0	$608.9
Net income	$61.1	$41.8	$18.7	$133.4	$56.7
Diluted EPS	$2.46	$1.69	$0.76	$5.39	$2.33

Non-GAAP Results
(in millions except per share data)
Net income	$83.4	$72.1	$26.2	$218.8	$75.4
Diluted EPS	$3.36	$2.91	$1.07	$8.85	$3.10

2017 THIRD FISCAL QUARTER DETAILS

For the third fiscal quarter ended July 1, 2017, Coherent announced net sales of $464.1 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $61.1 million, or $2.46 per diluted share. These results compare to net sales of $218.8 million and net income of $18.7 million, or $0.76 per diluted share, for the third quarter of fiscal 2016.

Non-GAAP net income for the third quarter of fiscal 2017 was $83.4 million, or $3.36 per diluted share. Non-GAAP net income for the third quarter of fiscal 2016 was $26.2 million, or $1.07 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended July 1, 2017, April 1, 2017 and July 2, 2016, and the nine months ended July 1, 2017 and July 2, 2016 appear in the financial statements portion of this release under the heading “Reconciliation of GAAP to Non-GAAP net income."

Exhibit 99.1

Net sales for the second quarter of fiscal 2017 were $422.8 million and net income, on a GAAP basis, was $41.8 million, or $1.69 per diluted share. Non-GAAP net income for the second quarter of fiscal 2017 was $72.1 million, or $2.91 per diluted share.

As previously announced, on November 7, 2016, Coherent completed its acquisition of Rofin-Sinar Technologies, Inc. ("Rofin"), one of the world's leading developers and manufacturers of high-performance industrial laser sources and laser-based solutions and components. As a result, Rofin’s operating results were consolidated for the period from November 7, 2016 through December 31, 2016 in Coherent’s first fiscal quarter results ended December 31, 2016, and a full quarter of Rofin’s operating results in Coherent’s second and third fiscal quarter results ended April 1, 2017 and July 1, 2017.

"We had another record-setting result in our most recent quarter and demand remains buoyant.  We booked a significant number of large format (i.e., Gen 5 or Gen 6) ELA tools for OLED manufacturing.  Utilization within OLED fabs is very high and with more installations moving into the service pool, ELA service orders and revenues continue to climb.  The outlook for FPD is bright with multiple new fabs having been announced or in the late stages of planning.  These new fabs will drive business predominantly in FY19 and beyond.  We will be prepared to satisfy the delivery schedule since we have started our previously announced facility expansions.  The overall materials processing business continues to perform well.  Most notably, we had very good traction during Q3 for high-power (i.e., 1-8 kilowatts) fiber lasers in battery welding for electric vehicles and metal cutting.  The pipeline is strong and outstrips our current capacity, which necessitates expansions in our diode packaging and fiber laser integration and testing operations.  The additional capacity will be staged over the next year,” said John Ambroseo, Coherent’s President and Chief Executive Officer.  “We had another quarter of strong cash flow and we made a voluntary €45 million principal prepayment on our debt.  Using excess cash flow to pay down the debt will remain a priority,” Ambroseo added.

CONFERENCE CALL REMINDER

The Company will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call and a transcript of management's prepared remarks can be accessed on the Company's website at http://www.coherent.com/Investors/. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the Company's website.

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands except per share data):

	Three Months Ended			Nine Months Ended
	July 1, 2017	April 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

Net sales	$464,107	$422,833	$218,767	$1,233,013	$608,924
Cost of sales(A)(B)(D)(E)(F)	256,921	243,318	124,208	704,798	341,868
Gross profit	207,186	179,515	94,559	528,215	267,056
Operating expenses:
Research & development(A)(B)(F)	30,483	30,536	21,441	88,103	61,536
Selling, general & administrative(A)(B)(E)(F)(G)	72,383	72,451	46,256	218,602	123,970
Gain from business combination(C)	—	—	—	(5,416)	—
Amortization of intangible assets(D)	3,743	5,439	574	13,060	1,975
Total operating expenses	106,609	108,426	68,271	314,349	187,481
Income from operations	100,577	71,089	26,288	213,866	79,575
Other income (expense), net(B) (H)	(7,942)	(10,255)	852	(13,025)	(1,150)
Income from continuing operations, before income taxes	92,635	60,834	27,140	200,841	78,425
Provision for income taxes (I)	29,764	18,646	8,490	65,084	21,708
Net income from continuing operations	62,871	42,188	18,650	135,757	56,717
Loss from discontinued operations, net of income taxes	(1,754)	(343)	—	(2,387)	—
Net income	$61,117	$41,845	$18,650	$133,370	$56,717

Net income per share:
Basic from continuing operations	2.56	1.72	0.77	5.55	2.35
Basic from discontinued operations	(0.07)	(0.01)	—	(0.10)	—
Basic earnings per share	$2.49	$1.71	$0.77	$5.45	$2.35
Diluted from continuing operations	2.53	1.70	0.76	5.49	2.33
Diluted from discontinued operations	(0.07)	(0.01)	—	(0.10)	—
Diluted earnings per share	$2.46	$1.69	$0.76	$5.39	$2.33

Shares used in computations:
Basic	24,537	24,496	24,192	24,460	24,108
Diluted	24,823	24,757	24,467	24,741	24,355

Exhibit 99.1

(A)	Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended			Nine Months Ended
	July 1, 2017	April 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Cost of sales	$880	$778	$677	$2,618	$1,876
Research & development	639	597	610	2,289	1,646
Selling, general & administrative	5,373	5,308	4,402	18,323	11,299
Impact on income from operations	$6,892	$6,683	$5,689	$23,230	$14,821

For the quarters ended July 1, 2017, April 1, 2017 and July 2, 2016, the impact on net income, net of tax was $5,041 ($0.20 per diluted share), $4,868 ($0.20 per diluted share) and $4,101 ($0.17 per diluted share), respectively. For the nine months ended July 1, 2017 and July 2, 2016, the impact on net income, net of tax was $18,075 ($0.73 per diluted share) and $11,371 ($0.47 per diluted share), respectively.

(B)
Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)	Three Months Ended			Nine Months Ended
	July 1, 2017	April 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Cost of sales	$53	$69	$69	$123	$35
Research & development	163	308	330	496	166
Selling, general & administrative	1,014	1,430	1,619	2,382	836
Impact on income from operations	$1,230	$1,807	$2,018	$3,001	$1,037

For the quarters ended July 1, 2017, April 1, 2017 and July 2, 2016, the impact on other income (expense), net from gains or losses on deferred compensation plan assets was income of $1,204, income of $1,812 and income of $1,867, respectively. For the nine months ended July 1, 2017 and July 2, 2016, the impact on other income (expense) net from gains or losses on deferred compensation plan assets was income of $3,027 and income of $981, respectively.

(C)	For the nine months ended July 1, 2017, the gain from business combination was $5,416 ($3,426 net of tax ($0.14 per diluted share)).

(D)
For the quarters ended July 1, 2017, April 1, 2017 and July 2, 2016, the impact of amortization of intangibles expense was $15,452 ($10,870 net of tax ($0.44 per diluted share)), $16,763 ($12,573 net of tax ($0.51 per diluted share)), and $2,032 ($1,400 net of tax ($0.06 per diluted share)), respectively. For the nine months ended July 1, 2017 and July 2, 2016, the impact of amortization of intangible expense was $44,303 ($31,169 net of tax ($1.26 per diluted share)) and $6,201 ($4,270 net of tax ($0.18 per diluted share)), respectively.

(E)
For the quarters ended July 1, 2017 and April 1, 2017, the impact of inventory step-up costs related to acquisitions was $4,445 ($3,172 net of tax ($0.13 per diluted share)) and $13,019 ($9,401 net of tax ($0.38 per diluted share)), respectively.

Exhibit 99.1

For the nine months ended July 1, 2017, the impact of inventory and favorable lease step-up costs related to acquisitions was $26,768 ($19,042 net of tax ($0.77 per diluted share)).

(F)
For the quarters ended July 1, 2017 and April 1, 2017, the impact of restructuring charges was $1,500 ($1,131 net of tax ($0.05 per diluted share)) and $557 ($378 net of tax ($0.02 per diluted share)), respectively. For the nine months ended July 1, 2017, the impact of restructuring charges was $9,119 ($6,109 net of tax ($0.25 per diluted share)).

(G)
The quarters ended July 1, 2017, April 1, 2017 and July 2, 2016 included $426 ($269 net of tax ($0.01 per diluted share)), $2,933 ($2,664 net of tax ($0.11 per diluted share)) and $3,050 ($2,012 net of tax ($0.08 per diluted share)), respectively, of costs related to the acquisition of Rofin. The nine months ended July 1, 2017 and July 2, 2016 included $17,587 ($17,425 net of tax ($0.70 per diluted share)) and $6,634 ($4,276 net of tax ($0.18 per diluted share)), respectively, of costs related to the acquisition of Rofin.

(H)
For the nine months ended July 1, 2017, the gain on our hedge of the debt commitment and issuance of the debt was $11,298 ($7,147 net of tax ($0.29 per diluted share)) and interest expense on the debt commitment was $2,665 ($1,844 net of tax ($0.07 per diluted share)).

(I)	The nine months ended July 2, 2016 included $1,221 ($0.05 per diluted share) non-recurring tax benefit from the renewal of the R&D tax credit for fiscal 2015.

Summarized balance sheet information is as follows (unaudited, in thousands):

	July 1, 2017	October 1, 2016
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$473,487	$399,953
Accounts receivable, net	277,853	165,715
Inventories	402,849	212,898
Prepaid expenses and other assets	74,827	37,073
Assets held-for-sale	32,556	—
Total current assets	1,261,572	815,639
Property and equipment, net	268,622	127,443
Other assets	748,235	218,066
Total assets	$2,278,429	$1,161,148

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$5,485	$20,000
Accounts payable	72,755	45,182
Other current liabilities	301,069	136,312
Total current liabilities	379,309	201,494
Other long-term liabilities	831,078	48,826
Total stockholders’ equity	1,068,042	910,828
Total liabilities and stockholders’ equity	$2,278,429	$1,161,148

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands (other than per share data), net of tax):

	Three Months Ended			Nine Months Ended
	July 1, 2017	April 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
GAAP net income from continuing operations	$62,871	$42,188	$18,650	$135,757	$56,717
Stock-based compensation expense	5,041	4,868	4,101	18,075	11,371
Restructuring charges	1,131	378	—	6,109	—
Amortization of intangible assets	10,870	12,573	1,400	31,169	4,270
Gain on business combination	—	—	—	(3,426)	—
Non-recurring tax benefit	—	—	—	—	(1,221)
Acquisition-related costs	269	2,664	2,012	17,425	4,276
Interest expense on debt commitment	—	—	—	1,844	—
Gain on hedge of debt and debt commitment	—	—	—	(7,147)	—
Purchase accounting step-up	3,172	9,401	—	19,042	—
Non-GAAP net income	$83,354	$72,072	$26,163	$218,848	$75,413
Non-GAAP net income per diluted share	$3.36	$2.91	$1.07	$8.85	$3.10

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to customer demand for our products, our outlook for the flat panel display market and ability to satisfy anticipated demand, capacity projections, the timing and subject matter for capital spending and the timing and pace of any payment of our outstanding debt. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Factors that could cause actual results to differ materially include risks and uncertainties, including, but not limited to, risks associated with any general market recovery, growth in demand for our products, customer acceptance of our products, the worldwide demand for flat panel displays, the demand for and use of our products in commercial applications, our ability to general sufficient cash to fund capital spending or debt repayment, our successful implementation of our customer design wins, our and our customers’ exposure to risks associated with worldwide economic conditions, our customers’ ability to cancel long-term purchase orders, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, customer acceptance and adoption of our new product offerings, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to have our customers qualify our product offerings, worldwide government economic policies, our ability to integrate the business of Rofin successfully, manage our expanded operations and achieve anticipated synergies, and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies and estimates described in the Company’s reports on Forms 10-K, 10-Q and 8-K, as applicable and as filed from time-to-time by the Company. Actual results, events and performance may differ materially from those presented herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Exhibit 99.1

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions for scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 2000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at www.coherent.com/ for product and financial updates.

5100 Patrick Henry Dr. . P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000